Exhibit 99.1

YETI Announces Participation in June 2019 Conferences

Austin, Texas,  May 31, 2019 – YETI Holdings, Inc. (“YETI” or the “Company”) (NYSE: YETI) today announced that the Company will be participating in three conferences during June 2019 – the William Blair 39th Annual Growth Stock Conference in Chicago, IL on June 5; the Baird 2019 Global Consumer, Technology & Services Conference in New York City, NY on June 6; and the Jefferies 2019 Consumer Conference in Nantucket, MA on June 18.  Details include:

William Blair 39th Annual Growth Stock Conference

•	Date: Wednesday, June 5, 2019
•	Location: Loews Chicago Hotel – Chicago
•	Presentation Time: 9:20AM CT
•	Webcast Access: http://wsw.com/webcast/blair55/yeti/

Baird 2019 Global Consumer, Technology & Services Conference

•	Date: Thursday, June 6, 2019
•	Location: InterContinental New York Barclay – New York City
•	Presentation Time: 7:55AM ET
•	Webcast Access: http://wsw.com/webcast/baird55/yeti/

Jefferies 2019 Consumer Conference

•	Date: Tuesday, June 18, 2019
•	Location: White Elephant – Nantucket, MA
•	Presentation Time: 11:00AM ET
•	Webcast Access: http://wsw.com/webcast/jeff119/yeti/

About YETI Holdings, Inc.

YETI is a designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products to a wide-ranging customer base. Our mission is to ensure that each YETI product delivers exceptional performance and durability in any environment, whether in the remote wilderness, at the beach, or anywhere else life takes our customers. By consistently delivering high-performing products, we have built a following of engaged brand loyalists throughout the United States, Canada, Japan, Australia, and elsewhere, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. Our relationship with customers continues to thrive and deepen as a result of our innovative new product introductions, expansion and enhancement of existing product families, and multifaceted branding activities.

Investor Relations Contact:

Tom Shaw, CFA, 512-271-6332

Investor.relations@yeti.com

Media Contact:

YETI Holdings, Inc. Media Hotline

Media@yeti.com